SEVERANCE, RELEASE AND INDEMNITY AGREEMENT
                   ------------------------------------------

      This Severance,  Release and Indemnity  Agreement  ("Agreement")  is being made and entered into this 27th day of January,  1997, by and between  ALBERT J.

DIMARCO ("DiMarco") and CHECKERS DRIVE-IN RESTAURANTS, INC. ("Checkers").

      WHEREAS, DiMarco and Checkers entered into an Employment Agreement,  Stock

Option  Agreement  and  Indemnification  Agreement,  all  dated  July  28,  1995

(hereinafter collectively referred to as the "Employment Agreement") pursuant to which  DiMarco  was  employed  as the  President,  Chief  Executive  Officer and

Director of Checkers; and

      WHEREAS,  by Resolution of the Checkers Board of Directors  dated November

22, 1996, the Employment  Agreement was amended to extend the Term of Employment through December 31, 1998; and

      WHEREAS,  DiMarco and Checkers wish to terminate  all of their  respective rights and obligations under the Employment  Agreement but only on the terms and conditions specifically set forth herein.

      NOW,  THEREFORE,  in consideration of the mutual promises contained herein and  other  good and  valuable  consideration,  the  receipt  of which is hereby acknowledged, the parties hereto agree as follows:

      1.  Termination  of  Employment  Agreement.  Upon  the  execution  of this
          --------------------------------------
Agreement,  all respective  rights and obligations of Checkers and DiMarco under the  Employment  Agreement  except for the  indemnity  obligations  specifically referenced  herein are canceled and  terminated and shall be of no further force and effect. The term of DiMarco's  Employment  Agreement shall end and DiMarco's last day of employment shall be the date of this Agreement.

      2.  Cash and  Stock  Consideration  to  DiMarco.  Upon  execution  of this
          -------------------------------------------
Agreement. DiMarco shall receive the following cash and stock consideration from

Checkers. All of the cash and stock consideration will be subject to all federal and state withholding and other required deductions.

              a)  CASH.  The total amount of  $360,000.00 to be paid as follows:
                  (i) for a period ending no later than March 31, 1997, DiMarco shall continue to receive his regular salary paid in the normal course at regular intervals; (ii) the entire balance remaining due after application of DiMarco's regular gross salary payments provided for in (i) above shall be paid in cash, certified check or wire transfer in full upon the first to occur of either (1) Checkers obtaining new equity through a rights offering and/or private placement of Checkers' securities or (2) March 31, 1997. Payment of a total of $360,000 at any time prior to March 31, 1997 terminates all cash obligations owing from Checkers to DiMarco.






















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



                  Upon execution of this Agreement, Checkers shall execute and deliver to DiMarco a note in the principal amount of $360,000.00 in the form of Exhibit "A" attached hereto. Said note shall be held in escrow by counsel for DiMarco pending the timely and full payment of the obligations set forth in this subparagraph. Payments made pursuant to Section 2(a)(i) and (ii) above shall reduce any amounts due under said note and said note shall be canceled and returned to Checkers upon payment of $360,000 as set forth above.

              b) STOCK OPTIONS. DiMarco shall retain all current stock options totaling Three Hundred Thousand (300,000) shares of stock, which options shall immediately vest on the date prior to the date of this Agreement and shall be exercisable at any time within two years from the date of this Agreement at the prices set forth in the existing Stock Option Agreements between DiMarco and Checkers (copies of which are attached hereto as Exhibit "B") (the "DiMarco Options"). Should Checkers file with the Securities and Exchange Commission an S-8 Registration Statement, an S-3 Registration Statement, or an S-1 Registration Statement which reasonably can include the DiMarco Options, Checkers agrees to include the DiMarco's Options in the first of such Registration Statements to be filed. DiMarco acknowledges that his options remain non-qualified options.

      3.    Continuation  of Indemnity  Obligations.  Checkers and DiMarco agree
            ---------------------------------------
and acknowledge that the Indemnity Agreement dated July 28, 1995 between Checker and  DiMarco (a copy of which is  attached  hereto as  Exhibit  "C") is and will remain a continuing, valid, binding and enforceable  agreement  and that neither


















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


the termination of DiMarco's  employment  and/or the execution of this Agreement will have any effect whatsoever on the Indemnity Agreement.

      4.    Other Consideration to DiMarco.  DiMarco shall receive from Checkers and Checkers shall provide to DiMarco the following additional consideration:

              a) Checkers hereby assigns and DiMarco hereby assumes the automobile lease and all obligations related to DiMarco's company automobile. If DiMarco is unable to assume of if Checkers is unable to assign such lease, Checkers will continue to provide DiMarco with use of the company automobile currently driven by DiMarco through the end of the lease term, provided all lease, insurance and other obligations are paid by and are the responsibility of DiMarco. In either event, DiMarco agrees to indemnify and hold harmless Checkers from and against all obligations relating to the lease or the use of the automobile after the date hereof.

              b) With respect to health and insurance benefits, DiMarco shall make a COBRA election and Checkers shall pay his COBRA costs for a period of one year from the date of this Agreement or until DiMarco is employed at a company providing comparable or superior benefits, whichever occurs first.

      5.    Mutual Release.  DiMarco and Checkers  mutually agree to release and discharge  each  other  to the  fullest  extent  possible  and with  respect  to

DiMarco's release of Checkers, its affiliated corporations, benefit  plans,  and

























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



programs,  its  shareholders,   creditors,   officers,  agents,  administrators,

directors,  attorneys and employees  from any and all claims,  losses,  expenses either of them may now have,  have had in the past or may have in the  future of any kind or nature, known or unknown,  with respect to the Employment Agreement,

DiMarco's  status as a shareholder or creditor of Checkers,  any actions or lack of actions of DiMarco as an employee,  President,  Chief  Executive  Officer and

Director of Checkers,  or of the Company up through the date  hereof.  DiMarco's release of Checkers  includes,  but is not limited to, any claimed  violation of state,  federal or other law prohibiting  discrimination  such as claims arising under  Title  VII of the  Civil  Rights  Act  of  1964,  claims  under  the  Age

Discrimination  in Employment  Act of 1967 and claims arising under any federal,

state or local law  pertaining  to  benefits.  This  release  will not waive any rights  arising under this  Agreement or the Indemnity  Agreement  referenced in paragraph 3 hereof.

      6.    Age Discrimination. DiMarco expressly acknowledges that, by entering
            ------------------
into this Agreement,  he is waiving any and all right or claims that he may have arising  under the Age  Discrimination  in  Employment  Act of 1967, as amended,

which have  arisen on or before  the date of the  execution  of this  Agreement.

DiMarco further expressly acknowledges and agrees that:



















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
              a) In return for this Agreement, he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement.

              b) He was orally advised by Checkers and is hereby informed that he had twenty-one (21) day within which to consider the Agreement, which twenty-one (21) days is hereby waived;

              c) He was given a copy of this Agreement and informed that he had twenty-one (21) days within which to consider the Agreement, which twenty-one (21) days is hereby waived;

              d) He was informed that he has seven (7) days following the date of the execution of this Agreement (which date is January 27, 1997) in which to revoke the Agreement. Any revocation must be in writing and hand-delivered during the revocation period to Checkers. If this Agreement is not so revoked, it shall become effective and enforceable seven (7) days following execution by DiMarco. If revoked, all consideration theretofore paid to DiMarco under this Agreement shall be immediately returned to Checkers by DiMarco.

      7.    Availability. DiMarco agrees to be reasonably available, considering
            ------------
the  time  constraints  of any new  position  he may  take,  for  interviews  or depositions at his principal place of business or pursuant to a validly subpoena in any  matter  in  which  Checkers  is a party  and  about  which  DiMarco  has knowledge.






















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



      8. Conduct of Parties.  DiMarco and Checkers  agree to refrain from taking
         ------------------
any action or making any  comments  that would or would  likely  damage the good reputation  and  integrity  of each  other and with  respect  to  Checkers,  its affiliated companies, shareholders, creditors, directors or employees.

      9. Merger,  Modification and Waiver. This Agreement constitutes the entire
         --------------------------------
understanding  of the parties  with  respect to the subject  matter  hereof.  No provision of this  Agreement may be modified,  waived or discharged  unless such waiver,  modification of discharge is agreed to in writing.  No waiver by either party at any time of any breach by the other  party  shall be deemed a waiver of similar  or  dissimilar  provisions  or  conditions  at the same or any prior or subsequent time.

      10.   Governing  Law.  This  Agreement  shall be  construed  and  enforced
            --------------
pursuant to the laws of the State of Florida.

      11.   Arbitration.  Any controversy or claim arising out of or relating to
            -----------
this Agreement or any transactions  provided for herein,  or the breach thereof,

other than a claim for  injunctive  relief  shall be settled by  arbitration  in accordance  with the Commercial  Arbitration  Rules of the American  Arbitration




















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


Association  (the "Rules") in effect at the time demand for  arbitration is made by any party. The evidentiary and procedural rules in such proceedings  shall be kept to the minimum level of formality  that is consistent  with the Rules.  One arbitrator  shall be named by the  Company,  a second shall be named by Employee and the third arbitrator shall be named by the two arbitrators so chosen. In the event that the third  arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association.  Arbitration shall occur in Tampa, Florida or such other location agreed to by the Company and Employee.  The award made by all or a majority of the panel of  arbitrators  shall be final and binding,  and judgment may be entered in any court of law having competent  jurisdiction.  The award is subject to confirmation,  modification, correction, or vacation only as explicitly  provided in Title 9 of the United States Code. The prevailing  party shall  be  entitled  to an  award of pre-  and  post-award  interest  as well as reasonable  attorneys'  fees incurred in connection with the arbitration and any judicial proceedings related thereto.

      12.   Counterparts.  This  Agreement  may  be  executed  in  one  or  more
            ------------
counterparts.  Each of which shall be deemed to be an original, but all of which together shall constitute but one document.
















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



      13.   No  Assignment.  Each party  represents  that such party has made no
            --------------
assignment or other  transfer of all or any part of the claims release herein to any other person or party.

      14.   Inurement.  This  Agreement  shall  inure to the  benefit  of and be
            ---------
binding  upon the parties  hereto and their  respective  heirs,  successors  and assigns.








































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


      IN WITNESS WHEREOF,  this Agreement has been duly executed by Checkers and

DiMarco as of the date first above written.

CHECKERS DRIVE-IN RESTAURANTS, INC.

                                    BY:   \s\ Richard Fortman
                                        ------------------------------
                                          Richard Fortman, President



                                    BY:    \s\ Albert J. DiMarco
                                        -----------------------------
                                          Albert J. DiMarco


































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